__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 2, 2016

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
Item 7.01. Regulation FD Disclosure.

On December 2, 2016, Holly Energy Partners, L.P. (the “Partnership”) announced that it and its wholly owned subsidiary, Holly Energy Finance Corp. (together with the Partnership, the “Issuers”) will redeem all of their outstanding 6.50% Senior Notes due 2020 (the “Notes”). The aggregate principal amount outstanding of the Notes is $300,000,000. The redemption price for the Notes will be equal to 103.250% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, for a total payment to holders of the Notes of approximately $316,400,000 in the aggregate. The redemption of the Notes is scheduled to occur on January 4, 2017. The foregoing summary is qualified in its entirety by reference to the press release, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Press Release of the Partnership dated December 2, 2016.*
*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Senior Vice President and Chief Financial Officer

Date:    December 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Partnership dated December 2, 2016.*

* Furnished herewith.